Richard McCormick

Roadshow Opener

October 12, 1995







Good morning!

I'm Dick McCormick...

 ...and we appreciate your joining us, today...

 ...for some presentations that I promise will be "right on TARGET."

*     *     *

I'm going to start with a little about where we see this industry going...

 ...and why this environment called for a new equity structure for U S WEST.

Plus a little about that structure.

*     *     *

Then you'll hear from Chuck Lillis...

 ...the CEO of our Media Group...

 ...about their operations and strategies.

And then Chuck's team will join him, to answer your questions.

*     *     *

Next, Sol Trujillo...

 ...the CEO of our Communications Group...

 ...will bring you up to date on the regional telecommunications business.

And then Sol and his team will field your questions.

Then we'll have some lunch...

 ...and let you out of here before the markets close.

*     *     *

(PAUSE)

*     *     *

Two forces...

 ...are driving the transformation we've been seeing in the telecommunications and media businesses, these past few years.

One:  "universal carriage."

That is, our ability to convert to digits everything that used to require sound waves, visual images, and a host of different technologies.

Two:  the "time crunch."

And you know what I mean by that.

*     *     *

(PAUSE)

It is inevitable...

 ...that the first of those forces will lead to a convergence of networks and media.

If high-capacity digital networks can carry all kinds of:

--      communications;

--      entertainment;

--      information;

--      and transactions...

 ...someone will build and profit from those networks.

*     *     *

It is inevitable...

 ...that the second force will stimulate an explosion of time-saving applications...

 ...beginning with on-line services and movies on demand...

 ...but expanding into a multitude of other hassle-free services...

 ...growing rapidly as high-capacity, two-way, digital networks are completed.

*     *     *

It is also inevitable that those forces will create increased competition.

Decreased regulation.

And a host of other effects.

*     *     *

U S WEST foresees tremendous opportunities in these converging industries.

And we are embracing those opportunities.

We began as a regional network business, with a strong franchise in a vibrant part of the country.

But we've also become a pioneer in developing state-of-the-art networks elsewhere...

 ...and of other new technologies and services, like wireless and "content."

*     *     *

In doing so, we've built our "local network" expertise into two great businesses -- with a common base, but different financial characteristics.

*     *     *

Because of those differing characteristics, many investors see these opportunities as an "either/or" proposition:

- either an income-producing, regional telecommunications company;

--      or a longer-term investment in new markets, worldwide, as
well as new technologies and services.

*     *     *

Obviously...we are both.

*     *     *

Obviously..."compartmentalized" thinking depressed our price.

*     *     *

Obviously...we needed to unlock the value that our shares represent.

*     *     *

And we're doing so...

 ...by issuing TARGETED STOCK.

*     *     *

Through targeted stock, we're clarifying, for equity buyers...

 ...that we're not just one good investment, but TWO.

*     *     *

Targeted stock will deliver to shareowners the full value of the businesses we've built.

At the same time, it will increase our flexibility to grow...

 ...both in terms of financing that growth...

 ...and in keeping all our expertise within one company.

*     *     *

Think about the advantages:

Targeted stock makes each business unit directly accountable to the equity market.

It clarifies, for the managers in those units, what their "financial report card" is.

And where their bonuses will come from.

*     *     *

At the same time...

 ...by remaining under one corporate umbrella...

 ...they get to keep their "pipeline" to the knowledge in the other side of the company.

And I can tell you, from my view, a lot of value flows through that pipeline.

It flows from London to Denver...

 ...as we learn about combined cable/telephone networks and local-exchange competition.

*     *     *

It flows from Denver to Atlanta, and Rochester, and elsewhere...

 ...as our people who grew up with telephone switches, guide our new providers.

*     *     *

The value flows both ways...

 ...as we transfer people whose experience in one business can be both utilized and enhanced in the other business.

*     *     *

In addition, there's the tax advantage: material savings by continuing to file a consolidated return.

*     *     *

There's the financial advantage of a consolidated balance sheet, especially to our "start-up" businesses.

*     *     *

(PAUSE)

*     *     *

And what an industry to be in!

Look at the growth in access lines and minutes of use.

Fax machines.

On-line computing.

Wireless communications.

Enhanced phone services.

Cable TV.

*     *     *

Business people want their calls to follow them.

Parents want to be in touch at all times.

People want their computers to be connected to others, around the office and around the world.

People want movies on demand...

 ...on-line computer games...

 ...and easier ways to get information and do business.

People need better connections to their world.

*     *     *

As you know, there are a lot of companies looking for ways to meet those needs.

The questions are:

Who has the resources and experience to build the networks that can do all those things?

Who's going to bring all those technologies together?

Who's going to make them easy to use?

Who's going to set the standard...and build brand names?

*     *     *

Two of those "who's"...

 ...will be U S WEST Communications Group...and U S WEST Media
Group...

 ...both of them experts at what this company has been focusing on for three years:

--      delivering and packaging the communications, entertainment, information and transactions that people need.

*     *     *

Now, I know a lot of you have debated who'll win the so-called
"cable-telco wars."

Let me give you my view.

This is not a zero-sum game.

There is tremendous growth ahead in the market for network services.

Rapidly-advancing technologies.

More, and more customer-friendly, applications.

Falling costs.

Great growth potential.

*     *     *

(EMPHASIZE:)

And U S WEST has a unique position, both among the RBOCs AND among the major cable companies:

Within our region, we have all the ingredients for the Communications Group to grow:

--      10 of the nation's 15 fastest-growing states;

--      access-line growth of 2,000 lines a day;

--      a broadly diversified economy;

 ...yet very few characteristics that appeal to would-be competitors:

--      we serve only 7 of the top 50 MSAs;

--      and our cable competitors have only six clusters of 100,000 households.

*     *     *

Outside our region, we enjoy the opposite situation:

--      Our cable investments include 34 clusters of 100,000;

--      and we serve 33 of the top 50 MSAs.

*     *     *

So we have "the best of both worlds."

*     *     *

(PAUSE)

*     *     *

I'm excited about what Chuck is going to tell you:

--      about the Media Group's strong position in combined cable
tv and telephone networks...

 ...in London, Atlanta, Time Warner, and elsewhere.

*     *     *

I'm excited about what he's going to tell you:

--      about our wireless businesses, including ownership in the
largest cellular footprint, nationally, and fast-growing markets internationally.

*     *     *

I'm excited about what he's going to tell you:

--      about our directory and "content" businesses, which include the national leader in directory growth, and businesses in new media and new markets.

*     *     *

I'm excited about what Sol is going to tell you:

--      about the Communications Group's strong core business and
its fast-growing, yet competition-resistant region...

 ...its new leadership in data communications and local video networks...

 ...its potential opportunities in long distance and PCS.



This is a strong company with solid financials and a bright future -- a whole lot more than a "telephone company."

*     *     *

So let's get on to their presentations.

*     *     *

Chuck Lillis, who's going to tell you about the Media Group, came to us 10 years ago by way of GE and the University of Colorado business school, where he was dean.

As our chief planning officer, he's been a key architect of our "ground floor" positions in the wireless, video and international markets.

He's also had operating responsibility for most of those businesses.

And made them so exciting we decided they deserved their own stock:

The U S WEST Media Group...

 ...which will trade as "UMG."

Chuck Lillis.

*     *     *

(CML)

*     *     *

(Q&A)

*     *     *

Our next presenter, Sol Trujillo, joined Mountain Bell in the 1970s as an economic forecaster...

 ...but we soon learned he could also make forecasts come true.

He led two of our largest and fastest-growing statewide organizations...

 ...in New Mexico and Colorado.

Then, he created our Small Business marketing organization, turning a slow-growth market into a high-growth market, which today is a
1.9 billion-dollar revenue stream.

Then we asked him to help focus and revitalize the Marketing
Resources Group, where he increased its revenue-growth rate to more than double the industry average...

 ...proving that what appears to be a moderate-growth business can be much more than that.

Sol has had 11 years' experience as an officer...

 ...and a national reputation as "a guy who gets things done."

Three months ago, we asked Sol to bring those skills back to U S WEST Communications...

 ...and he's here to tell you how he's doing.

Sol Trujillo.

*     *     *

(SDT)

(Q&A)

(WRAP-UP)

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